Exhibit 10.4

SUBI TRANSFER AGREEMENT

dated as of June 12, 2026

between

PORSCHE AUTO FUNDING LLC,
as Seller

and

PORSCHE INNOVATIVE LEASE OWNER TRUST 2026-1,
as Issuer

Schedule I Perfection Representations, Warranties and Covenants

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SUBI TRANSFER AGREEMENT

THIS SUBI TRANSFER AGREEMENT (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”) is made and entered into as of June 12, 2026 by PORSCHE AUTO FUNDING LLC, a Delaware limited liability company (the “Seller”), and PORSCHE INNOVATIVE LEASE OWNER TRUST 2026-1, a Delaware statutory trust (the “Issuer”).

WITNESSETH:

WHEREAS, Porsche Leasing Ltd. is a Delaware statutory trust (the “Origination Trust”) formed and operated pursuant to that certain Amended and Restated Trust Agreement dated as of November 14, 1997 (as amended by the UTI Assignment and Origination Trust Document Amendment, dated as of July 31, 2000, and as further amended, restated, supplemented or modified and in effect from time to time, the “Origination Trust Agreement”) for the purpose, among other things, of acquiring title to Units;

WHEREAS, on the date hereof, the Seller purchased the Transaction SUBI and the Transaction SUBI Certificate (each as defined below) from Porsche Funding Limited Partnership, a Delaware limited partnership (“PFLP”), pursuant to a SUBI Sale Agreement (as from time to time amended, restated, supplemented or otherwise modified and in effect, the “SUBI Sale Agreement”) by and between Porsche Funding Limited Partnership, as seller, and Porsche Auto Funding LLC, as buyer;

WHEREAS, the Seller, as depositor, and Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”), formed Porsche Innovative Lease Owner Trust 2026-1 as a Delaware statutory trust pursuant to a Trust Agreement;

WHEREAS, on the date hereof, PFLP, as owner of the entire undivided interest in the Origination Trust (the “UTI Portfolio”), and Wilmington Trust Company, as Trustee (the “Origination Trustee”), are entering into that certain Transaction SUBI Supplement 2026-1 to Origination Trust Agreement (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Transaction SUBI Supplement”) to create a special unit of beneficial interest (the “Transaction SUBI”);

WHEREAS, the Seller desires to sell to the Issuer, and the Issuer desires to acquire, the Seller’s entire beneficial ownership interest in (A) the Units allocated to the Transaction SUBI (the “Transaction SUBI Portfolio”) and (B) the certificate issued as evidence thereof (the “Transaction SUBI Certificate”);

WHEREAS, the Seller desires to assign rights under the SUBI Sale Agreement to the Issuer; and

WHEREAS, the Issuer will finance its acquisition of the Transaction SUBI Certificate and the other Transferred Assets (as defined below) by issuing notes pursuant to an Indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Indenture”) with U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”);

SUBI Transfer Agreement (PILOT 2026-1)

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1      Definitions. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the SUBI Sale Agreement, which also contains rules as to usage that are applicable herein.

SECTION 1.2      Other Interpretive Provisions. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement, and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term “including” and all variations thereof means “including without limitation”; (e) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (f) references to any Person include that Person’s successors and assigns; (g) unless the context otherwise requires, defined terms shall be equally applicable to both the singular and plural forms; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE II

PURCHASE AND CONTRIBUTION

SECTION 2.1      Agreement to Sell and Transfer Transaction SUBI and Transaction SUBI Certificate. On the terms and subject to the conditions set forth in this Agreement, on the date hereof, the Seller hereby irrevocably transfers, assigns, sets over, sells and otherwise conveys to the Issuer, and the Issuer hereby purchases from the Seller, all of the Seller’s right, title and interest in, to and under the Transaction SUBI Certificate, the Transaction SUBI, all Collections received thereunder after the close of business on the Cut-Off Date and all rights of the Seller under the SUBI Sale Agreement (collectively, the “Transferred Assets”).

SECTION 2.2      Consideration and Payment. In consideration of the Transferred Assets conveyed to the Issuer pursuant to Section 2.1 on the Closing Date, the Issuer shall pay to the Seller on the Closing Date the SUBI Allocation Price with respect thereto by delivering to, or upon the order of, the Seller, (i) a promissory note and (ii) all of the Notes and the Certificate on the Closing Date.

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SECTION 2.3      Representations and Warranties of Seller. The Seller makes the following representations and warranties as of the Closing Date on which the Issuer will be deemed to have relied in acquiring the Transferred Assets. The representations and warranties speak as of the execution and delivery of this Agreement and will survive the conveyance of the Transferred Assets to the Issuer pursuant to this Agreement and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a)            Existence and Power. The Seller is a limited liability company validly existing and in good standing under the laws of the State of Delaware and has, in all material respects, all power and authority required to carry on its business as it is now conducted. The Seller has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Seller to perform its obligations under the Transaction Documents or affect the enforceability or collectibility of the Transaction Units or any other part of the Transferred Assets.

(b)            Authorization and No Contravention. The execution, delivery and performance by the Seller of each Transaction Document to which it is a party (i) have been duly authorized by all necessary limited liability company action on the part of the Seller and (ii) do not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational documents or (C) any material agreement, contract, order or other instrument to which it is a party or its property is subject (other than violations which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Seller’s ability to perform its obligations under, the Transaction Documents).

(c)            No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Seller of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Transaction Units or any other part of the Transferred Assets or would not materially and adversely affect the ability of the Seller to perform its obligations under the Transaction Documents.

(d)            Binding Effect. Each Transaction Document to which the Seller is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors’ rights generally and, if applicable, the rights of creditors of limited liability companies from time to time in effect or by general principles of equity.

(e)            Lien Filings. The Seller is not aware of any material judgment, ERISA or tax lien filings against the Seller.

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(f)            No Proceedings. There are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations under this Agreement or any of the other Transaction Documents or the collectibility or enforceability of the Transaction Units, or (iv) relate to the Seller that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

(g)            Creation, Perfection and Priority of Security Interests. The representations and warranties regarding creation, perfection and priority of security interests in the Transferred Assets, which are attached to this Agreement as Schedule I, are true and correct in all material respects to the extent that they are applicable.

SECTION 2.4      Protection of Title.

(a)            The Seller shall authorize and file such financing statements and cause to be authorized and filed such continuation and other financing statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer under this Agreement in the Transferred Assets (to the extent that the interest of the Issuer can be perfected by the filing of a financing statement). The Seller shall deliver (or cause to be delivered) to the Issuer file-stamped copies of, or filing receipts for, any document filed as provided above.

(b)            The Seller shall notify the Issuer and the Administrator in writing within ten (10) days following the occurrence of (i) any change in the Seller’s organizational structure as a limited liability company, (ii) any change in the Seller’s “location” (within the meaning of Section 9-307 of the UCC of all applicable jurisdictions) and (iii) any change in the Seller’s name. The Seller shall take all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not possible to take such action in advance) reasonably necessary to amend all previously filed financing statements or continuation statements described in clause (a) above.

SECTION 2.5      Other Liens or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, the Seller shall not sell, pledge, assign or transfer the Transaction SUBI or the Transaction SUBI Certificate to any other Person, or grant, create, incur, assume or suffer to exist any Liens (other than Permitted Liens) on any interest therein, and the Seller shall defend the right, title and interest of the Issuer in, to and under the Transaction SUBI or the Transaction SUBI Certificate against all claims of third parties claiming through or under the Seller.

SECTION 2.6      Initial Reserve Account Deposit. On the Closing Date the Seller will deposit, or cause to be deposited from proceeds of the sale of the Notes, into the Reserve Account an amount equal to the Initial Reserve Account Deposit Amount.

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ARTICLE III

MISCELLANEOUS

SECTION 3.1      Transfers Intended as Sales; Security Interest.

(a)            Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales, transfers, assignments, conveyances and contributions without recourse rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. The sale, transfer, assignment, conveyance and contribution of the Transaction SUBI, the Transaction SUBI Certificate and the Seller’s rights under the SUBI Sale Agreement shall be reflected on the Seller’s balance sheet and other financial statements as a sale and contribution of assets by the Seller. The sales and contributions by the Seller of the Transaction SUBI and the Transaction SUBI Certificate and the beneficial interest in the Units allocated thereto hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, the Seller, except as otherwise specifically provided herein. The limited rights of recourse specified in the Transaction Documents against the Seller are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectibility of underlying indebtedness.

(b)            Notwithstanding the foregoing, in the event that the Transaction SUBI, the Transaction SUBI Certificate and the Seller’s rights under the SUBI Sale Agreement are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Transaction SUBI, the Transaction SUBI Certificate and the Seller’s rights under the SUBI Sale Agreement, then it is intended that:

(i)          This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

(ii)         The conveyance provided for in Section 2.1 shall be deemed to be a grant by the Seller of, and the Seller hereby grants to the Issuer, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Transaction SUBI, the Transaction SUBI Certificate and the Seller’s rights under the SUBI Sale Agreement, to secure the performance of the obligations of the Seller hereunder;

(iii)        The possession by the Issuer or its agent of the Transaction SUBI Certificate shall be deemed to be “possession by the secured party” or possession by the purchaser or a Person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv)       Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law.

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SECTION 3.2      Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service or by electronic transmission and addressed in each case as specified on Schedule III of the SUBI Sale Agreement or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, that any notice to a Noteholder mailed within the time and in the manner prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

SECTION 3.3      Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 3.4      Headings. The article and section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 3.5      Separate Counterparts. This Agreement may be executed in any number of counterparts, including in counterparts executed via electronic signature, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 3.6      Amendment.

(a)            Any term or provision of this Agreement may be amended by the Seller without the consent of the Indenture Trustee, the Issuer, any Noteholder, PFLP, the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i)          the Seller delivers an Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders;

(ii)         the Seller delivers an Officer’s Certificate of the Seller to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

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(iii)        the Rating Agency Condition is satisfied with respect to such amendment and the Seller notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b)            This Agreement may also be amended from time to time by the Seller, with the consent of the Holders of Notes evidencing not less than a majority of the aggregate Note Balance of the Outstanding Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

(c)            Any term or provision of this Agreement may also be amended from time to time by the Seller for the purpose of conforming the terms of this Agreement to the description thereof in the Prospectus or, to the extent not contrary to the Prospectus, to the description thereof in an offering memorandum with respect to the Certificates, without the consent of the Indenture Trustee, any Noteholder, PFLP, the Issuer, the Owner Trustee or any other Person; provided, however, that the Seller shall provide written notification of the substance of such amendment to the Indenture Trustee, PFLP, the Issuer and the Owner Trustee and promptly after the execution of any such amendment, the Seller shall furnish a copy of such amendment to the Indenture Trustee, PFLP, the Issuer and the Owner Trustee.

(d)            Prior to the execution of any such amendment, the Seller shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment, the Seller shall furnish a copy of such amendment to each Rating Agency and the Indenture Trustee.

(e)            Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement without the prior written consent of such Person.

SECTION 3.7      Waivers. No failure or delay on the part of the Issuer, the Servicer, the Seller or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Issuer or the Seller in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by either party under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

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SECTION 3.8      Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

SECTION 3.9      Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 3.10    Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Issuer and the Seller and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

SECTION 3.11    Acknowledgment and Agreement. By execution below, the Seller expressly acknowledges and consents to the pledge of the Transaction SUBI and the Transaction SUBI Certificate and the assignment of all rights and obligations of the Seller related thereto by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders. In addition, the Seller hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of the Issuer under this Agreement.

SECTION 3.12    Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 3.13    Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, arrangement, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section 3.13 shall survive the termination of this Agreement.

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SECTION 3.14    Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a)            submits for itself and its property in any legal action or proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)            consents that any such action or proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)            agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 3.2;

(d)            agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)            to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 3.15    Each SUBI Separate; Assignees of SUBI. Each party hereto acknowledges and agrees (and each holder or pledgee of the Transaction SUBI Certificate, by virtue of its acceptance of such Transaction SUBI Certificate or pledge thereof, acknowledges and agrees) that (a) the Transaction SUBI is a separate series of the Origination Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., (b)(i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Transaction SUBI or the Transaction SUBI Portfolio shall be enforceable against the Transaction SUBI Portfolio only and not against any Other SUBI Assets or the UTI Portfolio and (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any Other SUBI, any Other SUBI Portfolio, the UTI or the UTI Portfolio shall be enforceable against such Other SUBI Portfolio or the UTI Portfolio only, as applicable, and not against the Transaction SUBI or any Transaction SUBI Assets, (c) except to the extent required by law, UTI Assets or SUBI Assets with respect to any SUBI (other than the Transaction SUBI) shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Transaction SUBI in respect of such claim, (d)(i) no creditor or holder of a claim relating to the Transaction SUBI or the Transaction SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the UTI or the UTI Portfolio or any Other SUBI or any Other SUBI Assets and (ii) no creditor or holder of a claim relating to the UTI, the UTI Portfolio or any Other SUBI or any Other SUBI Assets other than the Transaction SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the Transaction SUBI, and (e) any purchaser, assignee or pledgee of an interest in the Transaction SUBI or the Transaction SUBI Certificate must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Origination Trust a non-petition covenant substantially similar to that set forth in Section 6.9 of the Origination Trust Agreement, and (ii) satisfy any other transfer restrictions expressly set forth in the Origination Trust Agreement. Each party hereto agrees for the benefit of each holder, assignee or pledgee from time to time of the UTI or UTI Certificate and any Other SUBI or Other SUBI Certificate, to release all claims to the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio.

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SECTION 3.16    Limitation of Liability of Owner Trustee. It is expressly understood and agreed by the parties that (a) this document is executed and delivered on behalf of the Issuer by Wilmington Trust, National Association, not individually or personally, but solely in its capacity as Owner Trustee, at the direction of the Depositor in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, warranties, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose for binding only, and is binding only on the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally or as Owner Trustee, to perform any covenant or obligation either expressed or implied contained herein of the Issuer, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (d) Wilmington Trust, National Association has made no and will make no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Agreement and (e) under no circumstances shall Wilmington Trust, National Association, be personally liable for the payment of any indebtedness, indemnity obligations or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents, as to all of which recourse shall be limited to the assets of the Issuer.

SECTION 3.17    Electronic Signatures and Transmission.

(a)            For purposes of this Agreement, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by electronic transmission. The term “electronic signature” shall mean any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. Each of the parties hereto agrees that this Agreement, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign Act, UETA or any applicable state law. Each of the parties hereto are authorized to accept written instructions, directions, reports, notices or other communications delivered by electronic transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and none of the parties hereto shall have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information delivered to such party, including, without limitation, the risk of such party acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

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(b)            Any requirement in this Agreement that a document, including this Agreement, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature by electronic signature and shall not be deemed to prohibit delivery thereof by electronic transmission.

SECTION 3.18    Purchase of the Transaction SUBI Certificate. The Seller shall have the right at its option (the “Optional Purchase”) to purchase the Transaction SUBI Certificate from the Issuer on any Payment Date upon ten (10) days’ prior notice to the Administrator or the Issuer if, either before or after giving effect to any payment of principal required to be made on such Payment Date, the Outstanding Note Balance is less than or equal to 10% of the Initial Note Balance. The purchase price for the Transaction SUBI Certificate shall equal the greater of (a) the Note Balance, together with accrued and unpaid interest thereon at the applicable Interest Rate up to but not including the Redemption Date and (b) the aggregate Securitization Value of the Transaction Units as of the last day of the Collection Period immediately preceding the Redemption Date (the “Optional Purchase Price”), which amount shall be deposited by the Seller into the Collection Account by no later than 10:00 a.m. New York time on the Redemption Date. The Seller shall also pay any accrued and unpaid fees, reasonable expenses and indemnification amounts (including any such fees, expenses and indemnification amounts with respect to prior collection periods) due and payable to the Indenture Trustee, the Owner Trustee and the Origination Trustee, as applicable, under the Transaction Documents (without regard to any caps set forth therein). If the Seller exercises the Optional Purchase, the Notes shall be redeemed and in each case in whole but not in part on the related Payment Date for the Redemption Price. The Seller shall be permitted to pay the Optional Purchase Price pursuant to this Section 3.18, net of amounts to be distributed to the Seller or its Affiliates on the related Redemption Date, and accounts between the Seller and such Affiliates shall be adjusted accordingly.

SECTION 3.19    Multiple Roles. It is expressly acknowledged, agreed and consented to that Wilmington Trust Company will be acting in the capacity of Origination Trustee and its affiliate, Wilmington Trust, National Association will be acting in the capacity as Owner Trustee. Wilmington Trust Company and Wilmington Trust, National Association may, in such capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other equitable principles to the extent that any such conflict or breach arises from the performance by Wilmington Trust Company of its express duties set forth in the Origination Trust Agreement or the performance by Wilmington Trust, National Association of its express duties set forth in the Trust Agreement, all of which defenses, claims or assertions are waived by the parties hereto.

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SECTION 3.20    Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns and the Owner Trustee shall be an express third-party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section, no other Person will have any right hereunder.

SECTION 3.21    Exchange Act Filings. The Seller, in its capacity as Transferor, hereby acknowledges and agrees that, pursuant to Section 3.18 of the Indenture, the Issuer has authorized the Transferor to prepare, sign, certify and file any and all reports, statements and information respecting the Issuer and/or the Notes required to be filed pursuant to the Exchange Act and the rules and regulations thereunder. The Seller, as Transferor, hereby agrees, for so long as any Notes remain Outstanding, to prepare, sign, certify and file (or cause to be prepared, signed, certified and filed) all Exchange Act Reports, and to cooperate with the Servicer and the Administrator in connection with the preparation and filing thereof.

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12	SUBI Transfer Agreement (PILOT 2026-1)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

PORSCHE AUTO FUNDING LLC,
as Seller

By:
Name:	Tobias Hausladen
Title:	Treasurer

By:
Name:	Eli Yaremenko
Title:	Assistant Treasurer

S-1	SUBI Transfer Agreement (PILOT 2026-1)

PORSCHE INNOVATIVE LEASE OWNER TRUST 2026-1,
as Issuer

By:	Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

S-2	SUBI Transfer Agreement (PILOT 2026-1)

SCHEDULE I

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the SUBI Transfer Agreement, the Seller hereby represents, warrants, and covenants to the Issuer as follows on the Closing Date:

General

1.            The SUBI Transfer Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Transaction SUBI Certificate in favor of the Issuer, which security interest is prior to all other Adverse Claims and is enforceable as such as against creditors of and purchasers from the Seller.

2.            The Transaction SUBI Certificate constitutes a “general intangible,” “instrument,” “certificated security” or “chattel paper” (evidenced by a tangible copy) within the meaning of the applicable UCC.

Creation

3.            Immediately prior to the sale, transfer, assignment and conveyance of the Transaction SUBI Certificate by the Seller to the Buyer, the Seller owned and had good and marketable title to the Transaction SUBI Certificate free and clear of any Adverse Claim, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Adverse Claim attaches is not impaired during the pendency of such proceeding.

4.            The Seller has received all consents and approvals to the sale of the Transaction SUBI Certificate hereunder to the Issuer required by the terms of the Transaction SUBI Certificate to the extent that it constitutes an instrument or a payment intangible.

5.            The Seller has received all consents and approvals required by the terms of the Transaction SUBI Certificate, to the extent that it constitutes a securities entitlement, certificated security or uncertificated security, to the transfer to the Issuer of its interest and rights in the Transaction SUBI Certificate hereunder.

Perfection

6.            The Seller has caused or will have caused, within ten days after the effective date of the SUBI Transfer Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Transaction SUBI Certificate from the Seller to the Issuer and the security interest in the Transaction SUBI Certificate granted to the Issuer hereunder.

I-1	SUBI Transfer Agreement (PILOT 2026-1)

7.            To the extent that the Transaction SUBI Certificate constitutes an instrument or chattel paper evidenced by a tangible copy, all original executed copies of each such instrument or chattel paper evidenced by a tangible copy have been delivered to the Issuer.

8.            Other than the transfer of the Transaction SUBI Certificate from PFLP to the Seller under the SUBI Sale Agreement and from the Seller to the Issuer under the SUBI Transfer Agreement and the security interest granted to the Indenture Trustee pursuant to the Indenture, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Transaction SUBI Certificate. The Seller has not authorized the filing of, nor is aware of, any financing statements against the Seller that include a description of collateral covering the Transaction SUBI Certificate other than any financing statement relating to any security interest granted pursuant to the Transaction Documents or that has been terminated.

9.            No instrument or chattel paper evidenced by a tangible copy that constitutes or evidences the Transaction SUBI Certificate has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

Survival of Perfection Representations

10.          Notwithstanding any other provision of the SUBI Transfer Agreement or any other Transaction Document, the perfection representations, warranties and covenants contained in this Schedule I shall be continuing, and remain in full force and effect until such time as all obligations under the Transaction Documents and the Notes have been finally and fully paid and performed.

I-2	SUBI Transfer Agreement (PILOT 2026-1)